UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013 (January 28, 2013)

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)
	600 West Chicago Avenue Suite 620 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)
(312) 676-5773 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 29, 2013, Groupon, Inc. (the "Company" or "Groupon") filed a Current Report on Form 8-K relating to long-term equity awards for Groupon's named executive officers made in connection with the Company’s annual compensation review process. This Current Report on Form 8-K/A is being filed solely to disclose the determination of the Compensation Committee of the Board of Directors of the Company to rescind a portion of the equity award made one of the named executive officers.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2013, Groupon approved, as part of its annual compensation review process, a grant of 1,200,000 restricted stock units (RSUs) to Kal Raman, the Company’s Chief Operating Officer. The RSU award was made under the Groupon, Inc. 2011 Incentive Plan (the “2011 Plan”). It has been determined that the RSU award was in excess of the then-existing 1,000,000 share calendar year per person award limit in the 2011 Plan. Accordingly, on December 11, 2013, the Compensation Committee of the Board determined to rescind the excess 200,000 RSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: December 13, 2013	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer

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